CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement No. 333-168511 of Lord Abbett Municipal Income Fund, Inc on Form N-14 of our report dated November 30, 2009, relating to the financial statements and financial highlights of Lord Abbett Connecticut Tax-Free Fund, Lord Abbett Hawaii Tax-Free Fund and Lord Abbett Missouri Tax-Free Fund, each a series of Lord Abbett Municipal Income Fund, Inc. appearing in the Annual Report on Form N-CSR of Lord Abbett Municipal Income Fund, Inc. for the year ended September 30, 2009, and to the reference to us under the heading “Representations and Warranties” in the Combined Prospectus/Proxy Statement and to the reference to us within the introductory paragraph of the Statement of Additional Information, which are part of such Registration Statement.

New York, New York

August 30, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement No. 333-168511 of Lord Abbett Municipal Income Fund, Inc. on Form N-14 of our report dated November 30, 2009, relating to the financial statements and financial highlights of Lord Abbett Georgia Series and Lord Abbett Pennsylvania Series, each a series of Lord Abbett Municipal Income Trust appearing in the Annual Report on Form N-CSR of Lord Abbett Municipal Income Trust for the year ended September 30, 2009, and to the reference to us under the heading “Representations and Warranties” in the Combined Prospectus/Proxy Statement and to the reference to us within the introductory paragraph of the Statement of Additional Information, which are part of such Registration Statement.

New York, New York

August 30, 2010